UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 5, 2004

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

(Address of principal executive offices) (Zip Code)

151 DETROIT STREET
DENVER, COLORADO 80206
Registrant’s telephone number, including area code
(303) 691-3905

(Former name or former address if changed since last report)

Item 5. Other Events and Required FD Disclosure
SIGNATURE

Item 5. Other Events and Required FD Disclosure

Janus Capital Group Inc. (“Janus”) is filing the following information for purposes of Regulation FD disclosure:

Janus’ Executive Vice President, Institutional Services, Lars O. Soderberg, who also serves on the Company’s Management Committee, has agreed to take a leave of absence. During the leave, the Company will continue to evaluate Soderberg’s future role with the Company, in light of the ongoing investigations of the mutual fund industry and related regulatory matters.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: April 5, 2004	By:	/s/ Loren M. Starr
Loren M. Starr
Senior Vice President and Chief Financial Officer

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